Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Civitas Resources, Inc. (formerly known as Bonanza Creek Energy, Inc.) of our report dated March 18, 2021 relating to the financial statements of Extraction Oil & Gas, Inc., which appears in Civitas Resources, Inc.’s Current Report on Form 8-K dated March 21, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 21, 2022